April 10, 1997


Laser-Pacific Media Corporation
Laser Edit Inc.
Laser Edit East, Inc.
PDS Video Productions, Inc.
Spectra Film Laboratories, Inc.
Pacific Video, Inc.
809 North Cahuenga Blvd.
Los Angeles, California 90038

RE:      Loan and Security Agreements with The CIT Group/Credit Finance, Inc.

Gentlemen:

Reference is made to your respective Loan and Security Agreements wherein each of you is a 'Borrower' and the CIT Group/Credit Finance, Inc. Is the 'Lender', all of which Loan and Security Agreements are dated August 3, 1992 (the 'Agreements'). Lender and each Borrower have agreed to amend the Agreements as follows:

1. The last sentence of Section 5.2 or each Agreement is hereby amended to read as follows:

              'In computing interest charges, the loan account of Borrower maintained by Lender will be credited with remittances and other payments three
(3) business days after Lender's receipt of advice from its Bank that such remittances and other payments have been credited to Lender's account at Lender's Bank.'

2. Section 6.11 of each Agreement is hereby amended in its entirety to read as follows:

              'If the net worth (in accordance with GAAP and as otherwise determined by CIT) of Borrower and its Affiliates, as reported monthly to CIT,
falls below   $4,000,000.00, interest on all unpaid Obligations including, without limitation, any and all Term Loans, shall accrue at the rate equal to 0.5% per annum in excess of the interest rate otherwise payable by Borrower. If the net worth equals or exceeds $4,000,000.00 in any month, interest on all unpaid Obligations shall accrue at the contractual interest rate.'

3.       Section 6.12 (c) is hereby amended to add the following to the parenthetical:
              'and provided Borrower is not in default to Lender, other than scheduled interest payments pursuant to a promissory note executed by Borrower in favor of James Parks and/or Parks, Palmer, Turner and Yeminidjian;'
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4.       Section 7.1 (b) is hereby amended to delete Robert Seidenglanz,
Gregory Biller and Ralph Walters and add James Parks and Robert McClain.

5.       Section 9.1 of each Agreement is hereby amended to read as follows:

              'This Agreement shall continue in full force and effect through August 1997 and shall be deemed automatically renewed for successive terms of two (2) years thereafter unless terminated as of August 3, 1997 or as of the end of any renewal term (each a 'term') by either party giving the other written notice at least sixty (60) days prior to the end of the then-current Term.'

6.       Section 9.2 of each Agreement is hereby amended to read as follows:

              '(a) one percent (1%) of the Maximum Credit if termination occurs during the current Term or any renewal term of the Agreement.'

7.       Section 10.1 (a) of each Agreement is hereby amended to decrease the
              Maximum Credit from $13,000,000.00 to $9,000,000.00.

8.       Section 10.1 (e) of each Agreement is hereby amended to decrease the
              Minimum Borrowing from $5,000,000.00 to $4,000,000.00

9. Section 10.4 (a) of each Agreement is hereby amended to read as follows:

              '(a)(1)  Interest Rate for Revolving Loans:
Prime Rate plus 2.0% over a 360-day year

              (a)(2)  Interest Rate for Term Loan:
Prime Rate plus 3% (to be reduced to 2% on May 1,
1995) over a 360-day year'

10.      Section 10.4(b) of each Agreement is hereby amended to read as follows:

              '(b)  Facility Fee:$90,000.00

11.      Section 10.5 (a), (b) and (c) are hereby deleted in their entirety.

This shall also conform that since Laser Edit East, Inc.; has disposed of all its assets and is now a 'shell' corporation, Lender has no further obligation to advance to Laser Edit East, Inc.


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If there shall be any conflict between the terms and provisions of the
Agreements and this letter agreement, the terms and provisions of this letter agreement shall govern. In all other respects, the terms and provisions of the Agreements remain in full force and effect.

If all of the foregoing correctly sets forth our understanding, will each of you please sign a copy of this letter where indicated below and return the original of this document to the undersigned.

Very truly yours,


The CIT Group/
  Credit Finance, Inc.



Gregory Badura
Vice President



All of the foregoing is hereby agreed to.

Laser-Pacific Media Corporation                      Laser Edit, Inc.


By                                                            By
Title                                                         Title


PDS Video Productions, Inc.                               Spectra Systems, Inc.

By                                                            By
Title                                                         Title


Pacific Film Laboratories, Inc.                      Pacific Video, Inc.

By                                                            By
Title                                                         Title


Page 4 of 4


Laser Edit East, Inc.
         Now known as American Food Distribution Company



PDS Video Productions, Inc.                               Spectra Systems, Inc.

By
Title